Exhibit 10.41

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(b)(10)(iv) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED: [***]

AMENDMENT TO COMPONENTS SUPPLY AGREEMENT

This Amendment to Components Supply Agreement (“Amendment”) is entered into as of January 23, 2018 (the “Amendment Effective Date”) by and between QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd. (“QCTAP”) and Airspan Networks, Inc. (“Buyer”), who hereby agree to amend that certain Components Supply Agreement between QCTAP and Buyer dated November 20, 2014, as amended (the “CSA”) as follows. Capitalized terms used in this Amendment shall have the meaning set forth in the CSA, unless otherwise provided herein.

1. Delivery. As of the Amendment Effective Date, Section 4 (DELIVERY) of the CSA is hereby deleted in its entirety and replaced with the following:

“4. DELIVERY. All deliveries of Components shall be made either (i) [***], or (ii) [***] (the “Delivery Point”),. In the event QCTAP pays any shipping, freight, or insurance charges on behalf of Buyer, Buyer shall promptly reimburse QCTAP for all such charges. Buyer is responsible for obtaining, at its own risk and expense, any import license or other official authorization for the importation of the goods at the agreed point of destination. Buyer is responsible for customs clearance at the agreed place of destination, and the Buyer shall bear all duties, taxes and other official charges payable upon importation of the goods as well as any and all costs and risks of carrying out customs formalities. If shipment of any Component is delayed at Buyer’s request or as a result of Buyer’s failure to facilitate customs clearance, Buyer shall bear all reasonable and necessary transportation and/or storage related costs of holding such Component, and QCTAP may invoice Buyer for such Components on the date when QCTAP is prepared to make shipment.”

2. Price and Payment Terms. As of the Amendment Effective Date, the third paragraph of Section 7 (PRICE AND PAYMENT TERMS) of the CSA is hereby deleted and replaced with the following:

“With respect to each P.O. accepted by QCTAP, Buyer shall elect either of the following payment terms. Not less than [***] ([***]) days prior to scheduled delivery of Components to the Delivery Point, (a) Buyer shall render payment in full to QCTAP via wire transfer, or (b) Buyer shall cause to be issued in favor of QCTAP, as beneficiary, an irrevocable documentary letter of credit in accordance with the instructions set forth on Exhibit D (Opening Instructions ¬Documentary Letter of Credit) with “at sight” payment terms. All costs incurred in connection with the issuing of the letter(s) of credit shall be borne by Buyer. Such documentary letter(s) of credit shall (i) be issued in favor of QCTAP, (ii) be issued by a bank mutually agreed upon by the parties and, if requested by QCTAP, confirmed by QCTAP’s U.S. bank, and (iii) be in amount, form and substance to the reasonable satisfaction of QCTAP. The amount (as well as any other pertinent terms) of any such documentary letter of credit shall provide for the payment of any amounts which Buyer may be obligated to pay to QCTAP pursuant to this Agreement. If Buyer fails to either timely remit payment via wire transfer or timely cause to be issued a documentary letter of credit, as set forth above, then QCTAP shall be entitled to treat any P.O. (for which such wire transfer or unissued documentary letter of credit is related) as canceled by Buyer. Notwithstanding the above, if for any reason whatsoever a payment is not timely made by means of a letter of credit, Buyer shall still be obligated to make such payment to the extent such payment obligation is due and payable.”

QCTAP Confidential/Proprietary

3. Exhibit D [Opening Instructions — Documentary Letter of Credit). As of the Amendment Effective Date, the Exhibit D (Opening instructions — Documentary Letter of Credit) attached to this Amendment is hereby added as Exhibit D (Opening Instructions — Documentary Letter of Credit) to the CSA, and is incorporated herein by reference.

4. No Other Amendment or Modification. Except as expressly set forth in this Amendment, the CSA remains in full force and effect without modification. The terms and conditions of this Amendment and the CSA shall not be modified or amended except by a writing signed by authorized representatives of both Parties.

5. Signatures. This Amendment may be executed in identical counterparts, each of which shall be deemed to be an original and, which taken together, shall be deemed to constitute the agreement when a duly authorized representative of each party has signed a counterpart. Each party agrees that the delivery of this Amendment by facsimile or in electronic format via email shall have the same force and effect as delivery of original signatures and that each party may use facsimile, electronic format signatures, and photocopies of signatures as evidence of the execution and delivery of this Amendment by each party to the same extent that an original signature could be used.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

QUALCOMM CDMA Technologies Asia Pacific Pte Ltd.		Airspan Networks, Inc.

By:	/s/ Merwin Wilfred	By:	/s/ David Brant
Print Name: Merwin Wilfred		Print Name: David Brant
Title: Director, Operations		Title: CFO

QCTAP Confidential/Proprietary

Exhibit D
Opening Instructions - Documentary Letter of Credit

[Schedule containing requirements for opening documentary letter of credit account omitted pursuant to Item 601(a)(5) of Regulation S-K. Schedule will be furnished to the SEC upon request.]

QCTAP Confidential/Proprietary